EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedules of The Allstate Corporation and the effectiveness of The Allstate Corporation’s internal control over financial reporting dated February 20, 2014, appearing in the Annual Report on Form 10-K of The Allstate Corporation for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Chicago, Illinois
November 18, 2014